Exhibit 4.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of May 8, 2017 (this “Agreement”) is made by and between Zeta Global Holdings Corp., a Delaware corporation formerly known as Zeta Interactive Holdings Corp., a Delaware corporation (the “Corporation”) and the Stockholders (as defined herein).

WHEREAS, the Corporation previously entered into the Registration Rights Agreement, dated as of April 20, 2011 with certain of the Corporation’s stockholders (the “Original Registration Rights Agreement”) (it being hereby acknowledged that the date set forth in the preamble of the Original Registration Rights Agreement as “April 20, 2011” was a scrivener’s error and was intended to read “April 20, 2012”);

WHEREAS, on [●], 2017, the Corporation and [●] (the “Initial Series F Holders”) entered into the Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Initial Series F Holders have agreed to purchase an aggregate of [●] shares of Series F Preferred Stock of the Corporation, par value $0.001 per share (the “Series F Preferred Stock”);

WHEREAS, the Corporation and the Initial Series F Holders deem it to be in their respective best interests to set forth certain rights and obligations and are entering into this Agreement as a condition to and in connection with the purchase of the Series F Preferred Stock by the Initial Series F Holders entering into the Purchase Agreement;

WHEREAS, Section 17 of the Original Registration Rights Agreement provides that the terms and provisions of the Original Registration Rights Agreement may be amended with the written consent of each of (a) the Corporation, (b) Investors (as defined in the Original Registration Rights Agreement) holding at least a majority of all Registrable Shares (as defined in the Original Registration Rights Agreement) and (c) Existing Stockholders (as defined in the Original Registration Rights Agreement) holding at least a majority of the Registrable Shares held by the Existing Stockholders;

WHEREAS, pursuant to the Original Registration Rights Agreement, (i) the undersigned Investors constitute the holders of at least a majority of the Registrable Shares owned by the Investors and (ii) the undersigned Existing Stockholders constitute the holders of at least a majority of the Registrable Shares owned by the Existing Stockholders.

NOW, THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, the Corporation and the Stockholders hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person: (a) a director, manager, officer, partner, member, beneficiary or equity holder of such Person; (b) a spouse, parent, sibling or child of such Person (or spouse, parent, sibling or child of any director, manager or executive officer of such Person); and (c) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Charter” means the Fifth Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended, modified or supplemented from time to time after the date hereof.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand” has the meaning ascribed to it in Section 2(a) herein.

“Effectiveness Date” means, with respect to a Stockholder, the date on which such Stockholder is no longer subject to restrictions pursuant to a Lockup Period in connection with the Corporation’s IPO.

“Equity Securities” means all shares of capital stock of the Corporation, including, without limitation, the Common Stock, all securities convertible into or exchangeable for shares of capital stock of the Corporation, and all options, warrants, and other rights to purchase or otherwise acquire from the Corporation shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Existing Stockholders” means the Persons identified on Annex II hereto and includes any successor to, or assignee or transferee of Registrable Shares of, any such Person that agrees in writing to be treated as an Existing Stockholder hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Future Stockholder” shall have the meaning set forth in Section 23 hereof.

“Governmental Entity” means any national, federal, state, local or foreign court, tribunal, arbitral body, arbitrator, administrative agency or commission or other governmental or regulatory authority or instrumentality.

“Group” means:

(a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse, parent, sibling or lineal descendants of such Stockholder, and (iii) all trusts for the benefit of such Stockholder or any of the foregoing;

(b) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets or with which it shall be merged, and (iv) all Affiliates of such Stockholder;

(c) in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members as the case may be, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder; and

(d) in the case of the Initial Series F Holders, any Person managed by GPI Capital, L.P. or its Affiliates.

“Information” has the meaning ascribed to it in Section 6(i) herein.

“Inspectors” has the meaning ascribed to it in Section 6(i) herein.

“Investor Demand” has the meaning ascribed to it in Section 2(a) herein.

“Investors” means the Persons identified on Annex I hereto and any successor to, or assignee or transferee of Registrable Shares of, any such Person that agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“IPO” means the Corporation’s underwritten initial public offering of shares of Common Stock pursuant to a registration statement declared effective under the Securities Act.

“Joinder Agreement” shall have the meaning set forth in Section 23 hereof.

“Lockup Period” has the meaning ascribed to it in Section 5 herein.

“Other Registrable Shares” means at any time all Registrable Shares that do not constitute Series F Registrable Shares.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

“Primary Shares” means at any time authorized but unissued shares of Common Stock. “Public Sale” means any sale, occurring simultaneously with or after an offering of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

“Records” has the meaning ascribed to it in Section 6(i) herein.

“Registrable Shares” means (i) shares of Common Stock held by any Stockholder as of the date hereof, (ii) shares of Common Stock, or shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Corporation, and (iii) shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (ii) above; provided, however, that such securities shall cease to be Registrable Shares when: (A) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement; (B) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities law then in force; (C) such securities shall cease to be outstanding; or (D) such securities are sold to the public pursuant to Rule 144. For the avoidance of doubt, “Registrable Shares” shall also include the Series F Registrable Shares unless such Series F Registrable Shares shall cease to be “Registrable Shares” as set forth in this definition.

“Registration Date” means the date upon which the registration statement pursuant to an IPO shall have been declared effective.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Series F Demand” has the meaning ascribed to it in Section 2(a) herein.

“Series F Exchange Act Demand” has the meaning ascribed to it in Section 2(a) herein.

“Series F Holders” means the Initial Series F Holders and any successor to, or assignee or transferee of Series F Preferred Stock or Series F Registrable Shares that agrees in writing to be treated as Series F Holder hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Series F Redemption Price” has the meaning set forth in the Charter.

“Series F Registrable Shares” means (i) shares of Common Stock issued or issuable upon conversion of the Series F Preferred Stock or exercise of Warrant Certificate No. W-[ ] and (ii) shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above.

“Stockholder Demand” has the meaning ascribed to it in Section 2(a) herein.

“Stockholders” means, collectively, the Investors, the Existing Stockholders and the Series F Holders.

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of the date hereof, among the Corporation and certain Stockholders and the Existing Common Stockholders (as identified therein), as the same may be amended, restated, modified, or otherwise supplemented from time to time.

“Stockholders’ Counsel” has the meaning ascribed to it in Section 6(b) herein.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of Equity Securities, either voluntarily or involuntarily and with or without consideration, excluding by any Existing Stockholder to the Corporation upon a termination of such Existing Stockholder’s employment with the Corporation or any of its Subsidiaries.

Section 2. Required Registration.

(a) At any time after their respective Effectiveness Date, if (1) Investors holding at least a majority of the Other Registrable Shares held by Investors shall request that the Corporation effect the registration of Registrable Shares under the Securities Act (an “Investor Demand”), (2) Stockholders holding a majority of the Other Registrable Shares then outstanding shall request that the Corporation effect the registration of Registrable Shares under the Securities Act (a “Stockholder Demand”), or (3) holders of a majority of the Series F Registrable Shares shall request that the Corporation effect the registration of Series F Registrable Shares under the Securities Act (a “Series F Demand”), the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of such Registrable Shares. If, thirty (30) days after the Series F Redemption Date (as defined in the Charter), the Series F Redemption Closing (as defined in the Charter) has not occurred, then, in lieu of exercise of any other rights available to it under the Corporation’s Charter, the holders of a majority of the Series F Registrable Shares may request that the Corporation effect the registration of any non-redeemed Series F Registrable Shares under the Exchange Act (a “Series F Exchange Act Demand” and, together with a Series F Demand, an Investor Demand and a Stockholder Demand, a “Demand”), the Corporation shall promptly use its best efforts to effect the registration under the Exchange Act of such Series F Registrable Shares.

(b) Notwithstanding anything contained in this Section 2 to the contrary, the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) The Corporation shall not be obligated to file and cause to become effective more than one (1) Investor Demand on Form S-1 promulgated under the Securities Act (or any successor form thereto).

(ii) The Corporation shall not be obligated to file and cause to become effective more than one (1) Stockholder Demand on Form S-1 promulgated under the Securities Act (or any successor form thereto).

(iii) The Corporation shall not be obligated to file and cause to become effective more than two (2) Series F Demands on Form S-1 promulgated under the Securities Act (or any successor form thereto), provided that the Corporation shall not be obligated to file and cause to become effective more than one (1) Series F Demand on Form S-1 in any six (6) month period.

(iv) The Corporation may delay the filing or effectiveness of any registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to Section 2(a) if at the time of such request the Board in good faith determines that such registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Corporation to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization or similar transaction; provided that the Corporation may delay a registration pursuant to a Demand hereunder only once in any 12-month period.

(v) With respect to any registration pursuant to this Section 2, the Corporation shall give notice of such registration to the Stockholders who do not request registration hereunder (“Non-Requesting Stockholders”) within five Business Days of the receipt of the Demand and, upon the request delivered to the Corporation within five Business Days after delivery of any such notice by the Corporation and subject to the provisions of Section 5 hereunder, such Non-Requesting Stockholders may include in such registration any Registrable Shares then held by such Non-Requesting Stockholders, and the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Corporation in writing that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would have a significant adverse impact on the price, timing or distribution of the Registrable Shares proposed to be included in such registration, then the Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, if the applicable Demand is a Series F Demand, the Series F Registrable Shares proposed to be sold by the Series F Holders shall be included;

(B) second, only if all of the Series F Registrable Shares referred to in clause (A) have been included, any Registrable Shares (if necessary, pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

(C) third, only if all of the Registrable Shares referred to in clauses (A) and (B) have been included, the Primary Shares; and

(D) fourth, only if all Registrable Shares and Primary Shares referred to in clauses (A), (B) and (C) have been included, the Other Shares.

(vi) If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 2(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. With respect to an underwritten offering pursuant to a Series F Demand, the Series F Holders shall select one or more nationally recognized firms of investment bankers to act as the lead managing underwriter or underwriters in connection with such offering. With respect to underwritten offerings pursuant to a Demand that is not a Series F Demand, subject to compliance with the terms and conditions of the Stockholders’ Agreement, the holders of a majority of the Registrable Shares requesting such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation (and reasonably acceptable to a majority of the Series F Holders and the Investors) to act as the lead managing underwriter or underwriters in connection with such offering.

(vii) At any time before the registration statement covering such Registrable Shares becomes effective, (1) the holders of a majority of the Registrable Shares held by Investors, in the case of an Investor Demand, (2) the holders of a majority of the Registrable Shares, in the case of a Stockholder Demand, or (3) the holders of a majority of the Series F Registrable Shares, in the case of a Series F Demand, may request the Corporation to withdraw or not to file the registration statement. In that event, the applicable holders shall not be deemed to have used a Demand under Section 2(a).

Section 3. Piggyback Registration.

If the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than its initial public offering or on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to the Stockholders of its intention to so register such Primary Shares or Other Shares at least thirty (30) days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Corporation within five Business Days after delivery of any such notice by the Corporation, of the Stockholders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation in writing that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would have a significant adverse impact on the price, timing or distribution of the Primary Shares or Other Shares, as applicable, initially proposed to be included in such registration, then the Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Primary Shares that the Corporation proposes to sell;

(B) second, only if all the Primary Shares referred to in clause (A) have been included, any Series F Registrable Shares requested to be registered pursuant to this Section 3; provided however, that if the Initial Series F Holders have sold in the aggregate, in one or a series of transactions, at least 50% of the Series F Registrable Shares (the “Sales Event”), this Section 3(B) shall read “second, only if all the Primary Shares referred to in clause (A) have been included, any Series F Registrable Shares and Other Registrable Shares of the holders that have requested registration pursuant to this Section 3 (if necessary, such Series F Registrable Shares and Other Registrable Shares shall be allocated pro rata among the holders thereof based upon the number of such Series F Registrable Shares and Other Registrable Shares held by each holder as a proportion of the total number of Primary Shares, Registrable Shares and Other Shares to be included in such registration)”;

(C) third, only if all the Primary Shares referred to in clause (A) and Series F Registrable Shares referred to in clause (B) have been included, any Other Registrable Shares of the holders that have requested registration pursuant to this Section 3 (if necessary, such Other Registrable Shares shall be allocated pro rata among the holders thereof based upon the number of such Other Registrable Shares held by such holders as a proportion of the total number of Primary Shares, Registrable Shares and Other Shares to be included in such registration); provided however, that this Section shall be inapplicable should a Sales Event have occurred; and

(D) fourth, only if all Primary Shares and Registrable Shares referred to in clauses (A), (B), and (C) have been included, the Other Shares.

Section 4. Registrations on Form S-3 / Qualified Initial Public Offerings.

(a) Notwithstanding anything contained in Section 2 to the contrary, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Series F Holders and the Investors shall each have the right to request an unlimited number of registrations of Registrable Shares on Form S-3 (which may, at the Series F Holders’ or the Investors’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state whether the intended method of disposition of such Registrable Shares is an underwritten offering or a shelf registration and (iii) relate to Registrable Shares expected to have an aggregate offering price of at least $5,000,000. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2(b) but shall otherwise be treated as a registration initiated pursuant to Section 2 (including Section 2(b)(v)Section 2(b)(v)).

(b) (i) If a Qualified Initial Public Offering (as defined in the Charter) occurs at or prior to the three (3) year anniversary of the Original Issue Date (as defined in the Charter) of the Series F Preferred Stock and includes a secondary offering, the holders of the Preferred Stock (as defined in the Charter) will have priority over the Common Stock in selling down their interest; provided, that, to the extent the number of shares of Preferred Stock (on an as-converted to Series A Common Stock (as defined in the Charter) basis) to be sold by such holders is less than the total number of issued and outstanding shares of Preferred Stock, the percentage of such shares held by each such holder which it may sell down shall be in proportion to such holder’s relative interest in all Preferred Stock on a pro rata basis in accordance with the relative value of the shares of Preferred Stock based on the per share price in the Qualified Initial Public Offering.

(ii) If a Qualified Initial Public Offering occurs after the third (3rd) year anniversary of the Original Issue Date of the Series F Preferred Stock, the secondary tranche of the Series F Preferred Stock [and the Series E-1 Preferred Stock] (as defined in the Charter) will, in the aggregate, comprise a minimum of 35% of the aggregate number of shares (on an as-converted to Series A Common Stock basis) to be offered in of the Qualified Initial Public Offering.

Section 5. Holdback Agreement.

In connection with the IPO, each Stockholder agrees that it shall not, directly or indirectly, sell publicly, offer to sell publicly, make any short sale of, or otherwise dispose publicly of, any Registrable Shares (other than (i) transfers or dispositions to members of his, her or its Group, so long as the recipient of such transfer or disposition agrees in writing to be bound by the restrictions of this Section 5 and (ii) with respect to those shares of Common Stock included in such IPO), for a period of time (the “Lockup Period”) from the Registration Date as may be requested by the Corporation and the managing underwriter for the IPO, which period shall not last more than 180 days; provided that the Lockup Period for all parties subject to a Lockup Period other than the Series F Holders shall be extended for an additional 90 day period which shall be reduced to 45 days on that date on which the Sales Event has occurred. Each Stockholder agrees that the Corporation may instruct its transfer agent to place stop transfer notations, as reasonably necessary, to enforce this provision.

Section 6. Preparation and Filing.

If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a) (i) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of, or (ii) with respect to a Series F Exchange Act Demand, use its best efforts to prepare and file a registration statement on Form 8-A or Form 10 (or any other applicable form) and cause such registration statement to become and remain effective until all of such Series F Registrable Shares have been registered under the Exchange Act and to take any other necessary action to effect such registration under the Exchange Act;

(b) furnish, at least seven (7) Business Days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such registration statement or prospectus, to the holders of such Registrable Shares covered by such registration statement and their respective counsel, which with respect to the Series F Holders, shall be one counsel selected by the Series F Holders and any additional local counsel, if necessary, and with respect to Stockholders other than the Series F Holders, shall be one counsel selected by the holders of a majority of the Other Registrable Shares, and which counsel, in each case, shall be reasonably acceptable to the Investors requesting such registration (together, the “Stockholders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such seven (7) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Stockholders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) promptly notify in writing the Stockholders’ Counsel (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Stockholders; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

(f) furnish to the Stockholders such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Stockholders may reasonably request in order to facilitate the Public Sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Stockholders holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) promptly notify the Stockholders holding such Registrable Shares at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the Stockholders prepare and furnish to the Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(i) make available upon reasonable notice and during normal business hours, for inspection by the Stockholders holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Stockholders or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to conduct due diligence, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law;

(j) cooperate with each holder of Registrable Shares and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA;

(k) in the event of an underwritten offering, (1) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and (2) cause senior executives of the Corporation to participate in any road shows reasonably requested by any underwriter of an underwritten offering of any Registrable Shares;

(l) in the event of an underwritten offering, use its best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(m) use its best efforts to obtain from its counsel an opinion or opinions in customary form, scope and substance, which shall be reasonably satisfactory to the Stockholders, any underwriters with respect to an underwritten offering, and their respective counsel;

(n) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

(o) promptly issue to any underwriter to which the Stockholders holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(p) list such Registrable Shares on each national securities exchange on which any shares of the Common Stock are listed or the quotation system on which any of the Corporation’s equity securities are then listed, or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to the Stockholders, as soon as reasonably practicable, earnings statements covering a period of twelve (12) months beginning within three months after the effective date of the subject registration statement; and

(r) otherwise use its best efforts to take all other steps necessary to effect the registration and disposition of such Registrable Shares contemplated hereby.

Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h) hereof or until such holder is advised in writing by the Corporation that the use of the prospectus may be resumed, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 7. Expenses.

All expenses incurred by the Corporation and the Stockholders in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including all registration and filing fees (including all expenses incident to filing with FINRA), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants and fees and expenses of the Stockholders’ Counsel shall be paid by the Corporation; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

Section 8. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, such holders’ Affiliates, and each of their officers, directors, employees, members, partners, limited partners, and advisors and their respective Affiliates, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation or relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to a holder of Registrable Shares if and only to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement made in or omission or alleged omission from said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by such holder of Registrable Shares specifically for use in the preparation thereof.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally (based on the percentage of all Registrable, Primary and Other Shares included in such registration that were owned by such holder) and not jointly and severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act or the Exchange Act with respect to any material statement made in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

Section 9. Information by Holder.

In connection with a registration of Registrable Shares pursuant to this Agreement, each Stockholder participating in a registration shall furnish to the Corporation such written information regarding the Stockholders and the distribution proposed by any Stockholder as the Corporation or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

Section 10. Exchange Act Compliance.

From the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation’s securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Corporation shall cooperate with the Stockholders in supplying such information as may be reasonably requested in availing any holder of any rule or regulation of the Commission which permits the selling of securities without registration or pursuant to such form, including Rule 144.

Section 11. No Conflict of Rights; Future Rights.

The Corporation shall not, after the date hereof, grant any registration rights which are superior to, or in any way otherwise conflict with or impair any of the rights granted to the Series F Holders hereby without the prior written consent of the Series F Holders. If at any time following the date hereof, the Corporation shall grant to any present or future stockholder of the Corporation rights to in any manner cause or participate in any registration statement of the Corporation that, in the judgment of the Board, are superior to or conflict with the rights granted to the Series F Holders hereby, such grant shall be null, void and ultra vires.

Section 12. Termination.

This Agreement shall terminate (except for Sections 7 and 8) and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

Section 13. Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Stockholders, with respect to Section 8, their respective indemnitees and subject to Section 14, the respective successors and assigns of the Corporation and the Stockholders.

Section 14. Assignment.

Each Stockholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, no Stockholder shall assign any of its rights hereunder to a Person not already a party to this Agreement as a Stockholder unless and until such Person executes and delivers to the Corporation a Joinder Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as an Investor hereunder. The Corporation may not assign any rights hereunder without the written consent of (i) a majority of the holders of Series F Registrable Shares and (ii) a majority of the holders of Other Registrable Shares then outstanding.

Section 15. Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 16. Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Corporation:

Zeta Global Holdings Corp.

185 Madison Ave., Fifth Floor

New York, NY 10016

Attn: CEO

Telephone: (212) 967-5055

Facsimile: (202) 683-2233

with a copy to:

Manatt Phelps & Phillips, LLP

1050 Connecticut Avenue, Suite 600

Washington, DC 20036

Attn: [***], Esq.

Telephone: [***]

Facsimile: [***]

(ii)	if to the Stockholders, to their respective addresses set forth on Annex I, Annex II or Annex III hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (c) in the case of mailing, on the third Business Day after the posting thereof.

Section 17. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by (i) the Corporation, (ii) Investors holding at least a majority of all Other Registrable Shares held by the Investors, (iii) Existing Stockholders holding at least a majority of the Other Registrable Shares held by the Existing Stockholders and (iv) holders of a majority of the Series F Registrable Shares. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver.

Section 18. Counterparts; Electronic Signatures.

This Agreement may be executed and delivered by facsimile or portable document format (.pdf) and in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

Section 19. Captions.

The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits, if any, are references to Schedules and Exhibits, respectively, to this Agreement.

Section 20. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 21. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

Section 22. Construction.

The term “Agreement” means this agreement together with all Schedules, Annexes and Exhibits hereto, if any, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein”, “hereof, “hereunder”, “hereby”, “hereto”, “hereinafter”, and other words of similar import refer to this Agreement as a whole, including the Schedules, Annexes and Exhibits, if any, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

Section 23. Future Stockholders.

The Corporation shall require each Person that acquires Registrable Shares after the date hereof (a “Future Stockholder”) from the Stockholders, as a condition to the effectiveness of such acquisition, to execute a joinder to this Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), agreeing to be treated as (i) an Investor, if such Person acquires such Registrable Shares from an Investor, (ii) an Existing Stockholder if such Person acquires such Registrable Shares from an Existing Stockholder or (iii) a Series F Holder, if such Person acquires such Registrable Shares from a Series F Holder.

[Signature Pages Follow]

Exhibit 4.2

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

ZETA GLOBAL HOLDINGS CORP.

By:
	Name:	Steven Vine
	Title:	Executive Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]

INITIAL SERIES F HOLDERS
[_______________]

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

INVESTORS[1]

GREENHILL CAPITAL PARTNERS III, L.P. a Delaware limited partnership

By:	GCP MANAGING PARTNER III, L.P.
a Delaware limited partnership, as General Partner

	By:	GCP MANAGING PARTNER III GP, LLC
a Delaware limited liability company, its general partner

By:
Name:
Title:

GREENHILL CAPITAL PARTNERS (CAYMAN ISLANDS) III , L.P.
a Cayman Islands limited partnership

By:	GCP MANAGING PARTNER III, L.P.
a Delaware limited partnership, as General Partner

	By:	GCP MANAGING PARTNER III GP, LLC
a Delaware limited liability company, its general partner

By:
Name:
Title:

[1]	Note to Draft: Signature Pages to be updated as needed.

[Signature Page to Amended and Restated Registration Rights Agreement]

GREENHILL CAPITAL PARTNERS (GHL) III, L.P.
a Delaware limited partnership

By:	GCP MANAGING PARTNER III, L.P.
a Delaware limited partnership, as General Partner

	By:	GCP MANAGING PARTNER III GP, LLC
a Delaware limited liability company, its general partner

By:
Name:
Title:

GREENHILL CAPITAL PARTNERS (EMPLOYEES) III , L.P.
a Delaware limited partnership

By:	GCP MANAGING PARTNER III, L.P.
a Delaware limited partnership, as General Partner

	By:	GCP MANAGING PARTNER III GP, LLC
a Delaware limited liability company, its general partner

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

EXISTING STOCKHOLDERS:
CMS PLATINUM FUND, L.P.

By:
Name:
Title:

David A. Steinberg

Kristin K. Steinberg

IAC INVESTMENT COMPANY IX, LLC

By:
Name: David A. Steinberg
Title: Investment Manager

Ira Brind

ASHANTI CAPITAL PARTNERS II, LLC

By:
Name:
Title:

BRIND INVESTMENT PARTNERS II, LP

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

EXISTING STOCKHOLDERS (continued):

Glen Segal

Paul Silberberg

Morey Goldberg

Mark Solomon

Beth Landman

Ronald L. Caplan

Bruce C. Lindsay

COOPER MANAGEMENT LLC

By:
Name:
Title:

SOUTH OCEAN INVESTMENT FUND, LP

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

Exhibit 4.2

Annex I

Investors

Greenhill Capital Partners III, L.P.

c/o GCP Capital Partners LLC

300 Park Ave., 18th Fl.

New York, NY 10022

Attention: [***]

Telephone: [***]

Facsimile: [***]

Greenhill Capital Partners (Cayman Islands) III, L.P.

c/o GCP Capital Partners LLC

300 Park Ave., 18th Fl.

New York, NY 10022

Attention: [***]

Telephone: [***]

Facsimile: [***]

Greenhill Capital Partners (GHL) III, L.P.

c/o GCP Capital Partners LLC

300 Park Ave., 18th Fl.

New York, NY 10022

Attention: [***]

Telephone: [***]

Facsimile: [***]

Greenhill Capital Partners (Employees) III, L.P.

c/o GCP Capital Partners LLC

300 Park Ave., 18th Fl.

New York, NY 10022

Attention: [***]

Telephone: [***]

Facsimile: [***]

In each case, with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: [***], Esq.

Telephone: [***]

Facsimile: [***]

Exhibit 4.2

Annex II

Existing Stockholders

CMS Platinum Fund, LP

[***]

Facsimile: [***]

David Steinberg

[***]

Facsimile: [***]

IAC Investment Company IX, LLC

c/o David Steinberg

[***]

Facsimile: [***]

Ira Brind

[***]

Facsimile: [***]

Ashanti Capital Partners II, LLC

[***]

Attn: John Sculley

Facsimile: [***]

Brind Investment Partners II, LP

[***]

Attn: Ira Brind

Facsimile: [***]

Paul Silberberg

c/o CMS Companies

[***]

Facsimile: [***]

Morey Goldberg

c/o CMS Companies

[***]

Facsimile: [***]

Mark I. Solomon

c/o CMS Companies

[***]

Facsimile: [***]

Beth Landman

[***]

Facsimile: [***]

Ronald Caplan

[***]

Facsimile: [***]

Bruce C. Lindsay

c/o CMS Companies

[***]

Facsimile: [***]

South Ocean Investment Fund, LP

[***]

Facsimile: [***]

Exhibit 4.2

Annex III

Initial Series F Holders

[_________________________]

In each case, with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

[________________]

[________________]

[________________]

Attention: [________________]

Exhibit 4.2

EXHIBIT A

REGISTRATION RIGHTS JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Amended and Restated Registration Rights Agreement dated as of [________________], 2017 among Zeta Global Holdings Corp., a Delaware corporation, and the Stockholders which are parties thereto (as the same may be amended, restated or otherwise modified from time to time). The undersigned shall have all the rights, and shall observe all the obligations, applicable to an [Investor] [Existing Stockholder] [Series F Holder] thereunder.

Name:

Address for Notices:	with copies to:

1